THIRD AMENDMENT


         THIRD AMENDMENT (this "Amendment"), dated as of August __, 2000 among HVIDE MARINE INCORPORATED, a corporation existing under the laws of Delaware, as borrower (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and Bankers Trust Company ("BTCo"), as administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                          W I T N E S S E T H:
                          - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 15, 1999 among the Borrower, the Administrative Agent, the Lenders, Deutsche Bank Securities, Inc., as lead arranger and book manager, MeesPierson Capital Corp., as syndication agent and co-arranger, GMAC Commercial Credit and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as co-documentation agents (the "Credit Agreement");

         WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

         WHEREAS, subject to the terms and conditions of this Amendment, the Lenders are willing to grant such amendments.

         NOW, THEREFORE, it is agreed:

         1. Section 4.02(A) of the Credit Agreement is hereby amended by inserting the following new sub-clause (l) immediately after sub-clause (k) appearing therein:

         "(l) Notwithstanding anything to the contrary contained in this Section 4.02, the Borrower shall have made repayments sufficient to reduce the aggregate principal amount of outstanding Term Loans by $40,000,000 before January 1, 2001 with the amount of such payments to be applied in accordance with the requirements of Section 4.02(B)(b)."

         2. Section  4.02(B)(b) is hereby  amended by (i) deleting the text "and
(k)" appearing twice therein and (ii) inserting the text ", (k) and (l)" in lieu thereof.

         3. Section 8.08(b) of the Credit Agreement is hereby amended by (i) deleting the text "The Borrower will (i) not" appearing therein and inserting the text "The Borrower will not" in lieu thereof and (ii) deleting the entire text of Section 8.08(b) appearing immediately after the text "ending on December 31, 2000" appearing therein in its entirety and inserting a period in lieu thereof.

         4. Section 10 of the Credit Agreement is hereby amended by deleting the definition of "Notice of Lender Designation" appearing therein in its entirety.

         5. The Borrower hereby represents and warrants that after giving effect to this Amendment (x) no Default or Event of Default exists on the Third Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents shall be true and correct in all material respects on the Third Amendment
Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

         6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. All capitalized terms not defined herein shall have the meaning given to them in the Credit Agreement.

         7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         9. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when each of the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                   * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                   HVIDE MARINE INCORPORATED



                                   By________________________________
                                      Name:
                                     Title:

                                 BANKERS TRUST COMPANY,
                                    Individually and as Administrative Agent


                                 By________________________________
                                      Name:
                                     Title:

                                 FORTIS CAPITAL CORP.,



                                 By________________________________
                                      Name:
                                     Title:

                                 MERRILL LYNCH CAPITAL CORPORATION



                                 By________________________________
                                      Name:
                                     Title:

                                 GMAC COMMERICAL CREDIT



                                 By________________________________
                                      Name:
                                     Title:

                                NATIONAL WESTMINSTER BANK PLC

                                By: NatWest Capital Markets Limited, its Agent

                                 By: Greenwich Capital Markets, Inc., its Agent


                                     By________________________________
                                     Name:
                                     Title:

                                 PROVIDENT BANK




                                 By________________________________
                                      Name:
                                     Title:

                                    OFFITBANK




                                    By________________________________
                                      Name: